As filed with the Securities and Exchange Commission on June 13, 1997
                                              Registration No. 333-23813

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                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549
                         ----------------------

                 POST EFFECTIVE AMENDMENT NO. 2 TO THE
                                FORM S-4
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                              AUTOLIV, INC.
         (Exact name of Registrant as Specified in its Charter)
      DELAWARE                 3714                    51-0378542
   (State or Other           (Primary               (I.R.S. Employer
   Jurisdiction of        Standard Industrial      Identification No.)
   Incorporation or        Classification
    Organization)           Code Number)

                        World Trade Center
                       Klarabergsviadukten 70
                     S-107 24 Stockholm, Sweden
                           48 (8) 402 0600

     (Address, Including Zip Code, and Telephone Number, Including
        Area Code, of Registrant's Principal Executive Office)
                     -----------------------------

                     THE CORPORATION TRUST COMPANY
                        Corporation Trust Center
                           1209 Orange Street
                          Wilmington, DE 19801
                             (302) 658-7581
        (Name, Address, Including Zip Code and Telephone Number,
              Including Area Code, of Agent For Service)
                     -----------------------------

                             WITH A COPY TO:

                       SCOTT V. SIMPSON, SR., ESQ.
                 Skadden, Arps, Slate, Meagher & Flom LLP
                     One Canada Square, Canary Wharf
                         London E14 5DS, England
                           (44) (171) 519-7000
                     -----------------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
  with General Instruction G, check the following box.      ( )


  ITEM 4.   TERMS OF THE TRANSACTION

            On May 9, 1997, the expiration date of the extended Offer Period, New Autoliv accepted for exchange of New Autoliv Securities
  53.4 million Autoliv Securities, corresponding to 97.1% of the outstanding Autoliv Securities. As previously noted, New Autoliv intends to purchase any non-tendered Autoliv Securities pursuant to a Compulsory Acquisition. In addition to the Compulsory Acquisition, and as an accommodation to the remaining holders of Autoliv Securities who have contacted New Autoliv following the expiration date of the extended Offer Period, New Autoliv will provide the remaining holders of Autoliv Securities with the opportunity to directly exchange each of their Autoliv Securities for one New Autoliv Security and will deliver a copy of this Proxy Statement/Prospectus/Exchange Offer in connection with any such exchange.


                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on June 13, 1997.

                              AUTOLIV, INC.
                              (Registrant)

                              By:  /S/ Gunnar Bark
                                   Gunnar Bark
                                   Chairman and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                     TITLE                    DATE

      /S/ PER-OLOF ARONSON       Director                 June 13, 1997
      --------------------
      Per-Olof Aronson

      /S/ GUNNAR BARK            Chairman, Chief          June 13, 1997
      --------------------       Executive Officer
      Gunnar Bark                (Principal Executive
                                 Officer)

      /S/ WILHELM KULL           Chief Financial Officer  June 13, 1997
      --------------------       (Principal Financial
      Wilhelm Kull               Officer and Principal
                                 Accounting Officer)

      /S/ GEORGE A. SCHAEFER     Director                 June 13, 1997
      --------------------
      George A. Schaefer

      /S/ S. JAY STEWART         Director                 June 13, 1997
      --------------------
      S. Jay Stewart

      /S/ ROGER W. STONE         Director                 June 13, 1997
      --------------------
      Roger W. Stone

      /S/ PER WELIN              Director                 June 13, 1997
      --------------------
      Per Welin